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                                                                    EXHIBIT 8(d)
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                              June 14, 1984


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Gentlemen:

     Reference is made to the Custodian Agreement (the "Custodian Agreement") dated December 27, 1978 between Institutional Liquid Assets (the "Fund") and State Street Bank and Trust Company ("State Street"). Particular reference is made to (S)11 of the Custodian Agreement which provides that the Fund shall pay to State Street, as custodian, the compensation and expense reimbursement set forth in the schedule of even date therewith delivered by State Street to the Fund (the "Initial Schedule") until a different compensation and expense reimbursement schedule shall be agreed upon in writing between the parties. Terms used herein which are defined in the Custodian Agreement have the same meaning herein as in the Custodian Agreement.

     The purpose of this letter is to confirm our understanding that the Initial
Schedule is amended effective May 1, 1984 so that paragraph C shall read as follows:

     "C.  Wire Fees

     Type of Wire                                        Fee
     ------------                                        ---

     Wire Out.........................................  $3.60
     Wire In..........................................  $3.75"

     Please confirm your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                                          Very truly yours,

                                          INSTITUTIONAL LIQUID ASSETS

                                          By         Signature illegible
                                                 ------------------------------
                                          As its     President
                                                 ------------------------------

STATE STREET BANK AND TRUST COMPANY

By     B. Weidlich
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As its     Vice President
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